EXHIBITS TO BE FILED BY EDGAR


Exhibits:


             D-1   -    Petition of JCP&L to the BPU seeking  authority  to
                        issue the transition bonds ("BPU Petition").

             D-2   -    Amendment No. 1 to BPU Petition.

             D-3   -    Amendment No. 2 to BPU Petition.